UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2011

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware 000-51595 94-3327894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

____________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders was held on May 4, 2011 at 10:30 a.m. Eastern Time, at the Company’s headquarters in Jacksonville, Florida.  The following matters were voted upon at the meeting:

1.	The following directors were elected to hold office until the date in which the Annual Meeting of Stockholders is held in 2014:

Nominees	Number of Shares Voted For	Number of Shares Voted Withheld	Broker Non-Votes

David L. Brown	22,235,442	435,796	0
Timothy I. Maudlin	20,347,275	2,323,963	0

The following director was elected to hold office until the date in which the Annual Meeting of Stockholders is held in 2013:

Nominee	Number of Shares Voted For	Number of Shares Voted Withheld	Broker Non-Votes

Philip J. Facchina	22,457,776	213,462	0

The following director was elected to hold office until the date in which the Annual Meeting of Stockholders is held in 2012:

Nominee	Number of Shares Voted For	Number of Shares Voted Withheld	Broker Non-Votes

Deborah H. Quazzo	22,373,341	297,897	0

2.	An advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes

22,261,121	248,960	161,157	0

3.	An advisory vote on the frequency of holding future advisory votes on executive compensation.

One Year	Two Years	Three Years	Abstain

21,607,153	197,667	741,117	125,301

4.	Approval of the Amended and Restated 2008 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes

13,398,400	9,233,255	39,583	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc.
(Registrant)

Date: May 4, 2011
/s/ Matthew P. McClure
Matthew P. McClure, Secretary